Exhibit 10.1

Ionis Pharmaceuticals, Inc.
Amended and Restated 2011
Equity Incentive Plan

Global Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (the definition of which shall include, if applicable, the non-U.S. terms and conditions set forth in the appendix to this Restricted Stock Unit Agreement (the “Appendix”)) and in consideration of your services, Ionis Pharmaceuticals, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its Amended and Restated 2011 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the earlier of (i) signing (or electronic acceptance) by you of the Restricted Stock Unit Grant Notice to which it is attached, and (ii) your receipt of shares of Common Stock under this Restricted Stock Unit Agreement. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. In the event of any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
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1.
Grant of the Award. This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Common Stock to be issued in respect of the Award.

2.
Vesting.

(a)
In General. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the shares of Common Stock to be issued in respect of the Award.

3.
Number of Shares.

(a)
The number of Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)
Any additional Stock Units that become subject to the Award pursuant to this Section 3 and Section 7, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

(c)
Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.
Securities Law Compliance. You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.
Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Award as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Award.

(a)
Death. Your Award is transferable by will and by the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b)
Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

(c)
Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award or your right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

6.
Date of Issuance.

(a)
If the Award is exempt from application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 3 above that relate to those vested Stock Units on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time (the “Policy”) or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell shares of the Company’s common stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, in each case as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) the Company elects not to satisfy the tax and/or social security withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the shares covered by the Award vest. Delivery of the shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b)
The provisions of this Section 6(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provides for acceleration of vesting of the Award upon your separation from service (as such term is defined in section 409A(a)(2)(A)(i) of the Code and applicable guidance thereunder (“Separation From Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 6(b) shall supersede anything to the contrary in Section 6(a).

(i)
If the Award vests in ordinary course during your Continuous Service in accordance with the vesting schedule set forth in the Grant Notice, in no event will the shares to be issued in respect of your Award be issued any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)
If the Award accelerates vesting under the terms of your Non-Exempt Severance Arrangement in connection with your Separation From Service, and such vesting acceleration provisions of your Non-Exempt Severance Arrangement were in effect as of the date of grant of the Award and therefore part of the terms of the Award as of the date of grant, then the shares will be earlier issued in respect of your Award upon your Separation From Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation From Service. However, if at the time the shares would otherwise be issued you are subject to the distribution limitations contained in section 409A of the Code applicable to “specified employees” as defined in section 409A(a)(2)(B)(i) of the Code and applicable guidance thereunder, such share issuances shall not be made before the date which is six months following the date of your Separation From Service, or, if earlier, the date of your death that occurs within such six month period.

(iii)
If the Award accelerates vesting under the terms of your Non-Exempt Severance Arrangement in connection with your Separation From Service, and such vesting acceleration provisions of your Non-Exempt Severance Arrangement were not in effect as of the date of grant of the Award and therefore not a part of the terms of the Award on the date of grant, then such acceleration of vesting of the Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth on the Grant Notice as if they had vested in ordinary course during your Continuous Service, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treas. Reg. 1.409A-3(a)(4).

(c)
The provisions in this Agreement for delivery of the shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of the shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

7.
Dividends. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares to be issued in respect of the Stock Units covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional Stock Units covered by the Award, and further provided that such additional Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Stock Units subject to the Award with respect to which they relate.

8.
Restrictive Legends. The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

9.
Award not a Service Contract.

(a)
Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)
By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.
Withholding Obligations.

(a)
On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or any Affiliate; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax and social security purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)
Unless the tax and social security withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)
In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company and any Affilaite harmless from any failure by the Company to withhold the proper amount.

(d)
If specified in your Grant Notice and permitted by the Company, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the required tax and social security obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

11.
Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12.
Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s insider-trading policy and agree that you may sell shares only in compliance with such policy, in effect from time to time.

13.
Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.
Miscellaneous.

(a)
The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)
This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.
Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control except as expressly amended or overridden in this Agreement.

16.
Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.
Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.
Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

19.
Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

20.
Appendix. Notwithstanding any provisions in this Agreement, if you are resident and/or work outside the U.S., your Award shall be subject to the general non-U.S. provisions, and the special terms and conditions for your country of residence and/or work, each as set forth in the Appendix attached to this Agreement which, where applicable, shall prevail in the event of conflict between such terms and conditions and the terms of this Agreement, and/or the Plan. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

Appendix

This Appendix includes general terms and conditions applicable to you and your Award if you reside and/or work outside the U.S., and special terms and conditions applicable to you if you reside and/or work in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Award Agreement. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan, the Grant Notice, or the Restricted Stock Unit Award Agreement, as applicable.

This Appendix also includes information relating to exchange control, foreign asset and/or account reporting, and other issues of which you should be aware with respect to your participation in the Plan. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time your Award vests or shares of Common Stock acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, are considered a resident of another country or transfer employment and/or change residency to another country after the Award has been granted, the terms and conditions and the information contained herein may not be applicable to you. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to you in such circumstances. Any references to the “employer” in this Appendix shall include any entity engaging your services.

GENERAL NON-U.S. PROVISIONS

1.
Transferability. Notwithstanding the terms of Section 5 of the Restricted Stock Unit Award Agreement, your Award is not transferable, except to your personal representative on your death.

2.
Nature of Grant. By accepting the Award, you acknowledge, understand and agree that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(b)
the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards (whether on the same or different terms), or benefits in lieu of Awards, even if Awards have been granted in the past;

(c)
your Award and any shares of Common Stock acquired under the Plan on settlement of your Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, vacation, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d)
the future value of the shares of Common Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(e)
neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the vesting of the Award or the subsequent sale of any shares of Common Stock received;

(f)
notwithstanding anything to the contrary in the Plan, for the purposes of the Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), provided that, unless otherwise expressly provided in this Agreement or determined by the Company, the vesting of your Award will not continue during any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or are otherwise providing services, or the terms of your employment or service agreement, if any (regardless, in each case, of whether or not you are providing services to the Company or one of its Affiliates during such notice period, garden leave period, or similar period); and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether you may still be considered to be providing services while on a leave of absence); and

(g)
no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

3.
Data privacy.

(a)
To the extent that the processing of your personal data by the Company and its Affiliates under and/or in connection with this Agreement falls within the territorial scope of (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27th April 2016 (the “EU GDPR”), (ii) the EU GDPR as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018, as amended (the “UK GDPR”), and/or (iii) equivalent legislation and/or legislation implementing and/or supplementing the EU GDPR or UK GDPR in any member state of the European Economic Area or the UK or Switzerland, Company and/or its Affiliates will carry out such processing in accordance with their EEA/UK privacy notice from time to time in force, the latest version of which has been provided to you.

(b)
Except where (a) above applies, you explicitly and unambiguously acknowledge and consent to the collection, use, transfer and other processing of your personal data as described in this paragraph (b) by the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and its Affiliates hold certain personal data about you, including, but not limited to, your name, home address, telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held by you in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan. You understand that this personal data may be transferred to any third parties assisting in the implementation, administration and management of the Plan.

4.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action.

5.
Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

6.
Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

7.
Applicable Law. In the event applicable laws prevent or hinder the consummation of the actions and transactions contemplated in this Agreement or the Plan, the Company may in its sole discretion agree to vary the terms of the Plan and/or this Agreement so that you receive substantially the same economic result as contemplated herein, such as through a cash bonus or phantom stock.

COUNTRY-SPECIFIC PROVISIONS

Germany

Sole Contact and Contractual Partner Information. Please note that the Award, the Grant Notice, the Agreement, the Appendix and your participation in the Plan do not create any claims against the Affiliate of the Company you are employed by/your German employer either directly or indirectly. To be clear: your sole contact and sole contractual partner regarding the Plan and the Award is the Company and they are not part of your contractual salary.

Exchange Control Information. Cross-border payments in excess of €50,000 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 7th working day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) in both German and English. You are responsible for making this report.

Foreign Asset/Account Reporting Information. German residents holding shares of Common Stock must notify their local tax office if the acquisition of shares of Common Stock leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the shares of Common Stock acquired exceeds €150,000, or (ii) you hold shares of Common Stock exceeding 10% of the total capital of the Company.

Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Ireland

Securities Disclaimer. Neither the offer nor the award of Stock Units, nor the subsequent issue of shares thereunder, to Irish resident Employees, Directors or Consultants will trigger a requirement to produce a prospectus under Irish securities laws given that such offer or award is made to fewer than 150 such persons in Ireland (being a de minimus exemption which may be availed of). This Agreement is not intended to be and is not a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 or the European Union (Prospectus) Regulations 2019 of Ireland (as amended). This Award Agreement has not been approved by any competent authority for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017.

Director and Company Secretary Notification Requirement. If you are a director (including a shadow director or a de facto director) or a company secretary of an Irish Affiliate of the Company whose interest in the Company represent more than 1% of the nominal value of the Company’s voting share capital, you are subject to certain notification requirements under Part 5, Chapter 5 of the Irish Companies Act 2014. In such a case, you must notify the relevant Irish subsidiary in writing, within five or eight days, depending on the circumstances involved, of receiving or disposing of an interest in the Company (including the grant of the Stock Units and any shares of Common Stock in the Company acquired on vesting of the Stock Units) and the number and class of shares or rights to which the interest relates. This notification requirement also applies with respect to the interests of your spouse, civil partner and / or children under the age of 18 (whose interests will also be attributed to you).

Nature of Grant. As a supplement to section 2 of the General Non-U.S. Provisions in this Appendix, you acknowledge:

(i)
that you shall not be entitled to (and hereby waive) any compensation for the loss of any rights or benefits under any replacement or successor plan or award agreement.

(ii)
that your participation in the Plan and Award Agreement shall not form part of your terms and conditions of employment (either expressly or impliedly).

Employment Rights. Rights under the Plan or Agreement are not pensionable.

Governing Law and Jurisdiction. You expressly acknowledge and agree to the Choice of Law clause in the Plan and the Agreement and accept that Irish law does not apply and that Irish courts do not have any jurisdiction in regard to any claims under the Plan or the Agreement.

United Kingdom

U.K. Sub-Plan. If you are an Employee, including a Director who is an Employee, your Stock Units are granted under, and shall be subject to the terms of, the U.K. Sub-Plan to the Plan.

No Cash Settlement. Notwithstanding any provision of the Plan or the Agreement, your Award may not be settled in cash.

Award Not a Service Contract. The following supplements Section 2 of the General Non-U.S. Provisions in this Appendix:

“You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.”

Withholding Obligations. The following supplements Section 10 of the Agreement:

(e)
As a condition of the vesting of your Award, you therefore unconditionally and irrevocably agree:

(i)
to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; and (2) all liability to employee national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs, which arises as a consequence of or in connection with your Award (the “UK Tax Liability”); or

(ii)
to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)
if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv)
if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v)
to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

Withholding Obligations. By accepting the grant of the Award you acknowledge and agree that your option and any shares of Common Stock issued on settlement of the Award may be subject to clawback in accordance with any applicable policy of the Company from time to time.